AMENDED AND RESTATED

BYLAWS

SHARPS COMPLIANCE CORP.

ARTICLE 1
OFFICE

1.1     Registered Office.  The Corporation shall at all times maintain a registered office in the city of Wilmington, County of New Castle, State of Delaware.

1.2     Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETING OF STOCKHOLDERS

2.1     Place of Meetings.  All meetings of stockholders shall be held at such place, either within or without the State of Delaware, including by means of remote communication, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2.2     Annual Meeting.  The annual meeting of stockholders shall be held on the third Thursday of November, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Directors shall be elected in accordance with Section 2.9 of these Bylaws and such other business shall be transacted as may properly be brought before the meeting.

2.3     Adjournment of Annual Meeting. The annual meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

2.4     Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Any special meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

2.5     Notice of Meetings.  Written notice or notice by a form of electronic transmission (as that term is defined in Section 232 of the Delaware General Corporation Law) of each meeting of stockholders shall be mailed or transmitted to each stockholder of record entitled to vote at the meeting as of the record date for determining the shares entitled to notice of the meeting at his last address as it appears on the books of the Corporation at least ten (10) days, but no more than sixty (60), prior to the date of the meeting.

2.6     Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.7     Record Date.  The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for payment of any dividend or other distribution or allotment of any rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for any payment of dividends or other distributions, or the date for allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to vote at any such meeting, or entitled to receive payment of any such dividend or other distribution or to any such allotment of rights, or to exercise the rights in respect of any such reclassification, change, conversion or exchange of capital stock, and in such cases only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights or to participate in the effect of any such transaction, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This Bylaw shall in no way affect the rights of a stockholder and his transferee or transferor as between themselves.

2.8     Quorum.  The holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.  In the absence of a quorum, the stockholders entitled to vote thereat, present in person or represented by proxy, or the presiding officer of the meeting shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting stating the time, place, if any, thereof, and the means of remote communication, if any, until a quorum is present or represented by proxy.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.  At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

2.9     Majority Vote.  When a quorum is present or represented by proxy at any meeting of stockholders, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting entitled to vote on the subject matter shall be the act of the stockholders in all matters, unless the matter is one upon which, by express provision of the laws of the state of Delaware, of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of that matter.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

2.10     Proxies.  Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder (which for purposes of this paragraph may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting.  If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

2.11     One Vote per Share.  Unless otherwise provided in the Certificate of Incorporation or by the laws of the state of Delaware, each stockholder of the Corporation shall, at every meeting of stockholders, be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation having voting power and registered in his name.

2.12     Shares Held by Certain Holders. Any other corporation owning voting shares in this Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such stockholder corporation. A partnership holding shares of this Corporation may vote such shares by any general partner or by proxy appointed by any general partner. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

2.13     Conduct of Meeting. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board, or in his absence the Chief Executive Officer, or in the absence of both of them such other officer of the Corporation as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to announce the date and time of the opening and closing of the polls, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.14     Judge of Election. The Board shall appoint one or more Judges of Election to serve at every meeting of the stockholders.

2.15     Notice of Stockholder Business and Nominations.

(a)     Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before an annual meeting.  For nominations of persons for election to the Board of Directors to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (B) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (C) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)     Special Meetings of Stockholders.  Only such business shall be conducted or considered at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors.

(c)     General.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.15.

(d)     Submission of Questionnaire, Representation and Agreement; Other Information.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.15) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.  The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board; (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation, and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

2.16     Action by Written Consent.

(a)     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.16(a)).  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.16(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.16(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b)     In the event of the delivery, in the manner provided by this Section 2.16 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.16 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.  Nothing contained in this Section 2.16(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 2.16, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.16 and applicable law, and not revoked.

ARTICLE 3
DIRECTORS

3.1     General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors (herein the “Board of Directors” or “Board”) which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, these Bylaws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

3.2     Number of Directors.  The number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than ten.  The number of directors shall be determined from time to time by resolution adopted by the Board of Directors or by the stockholders at the annual meeting.  The directors shall be elected at the Annual Meeting of Stockholders, except as provided in Section 3.3 of this Article, and each director elected shall hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified.  Directors need not be residents of Delaware or stockholders of the Corporation.

3.3     Vacancies.  Any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director.

3.4     Regular and Special Meetings.  Regular meetings of the Board of Directors shall be held at such time and at such place or places as the directors shall, from time to time, determine at a prior meeting.  Special meetings of the Board may be called by the President and by the President or the Secretary on the written request of two directors, unless the Board consists of only one director, in which case either of said officers may call the meeting on written request of the sole director.  Special meetings shall be held at the office of the Corporation or at such place as is stated in the notice of the meeting.  No notice shall be required for regular meetings of the Board.  Notices of special meetings shall be given by mail at least two days before the meeting or by telephone, telecopy, telegram or a form of electronic transmission (as that term is defined in Section 232 of the Delaware General Corporation Law) at least two days before the meeting.  Notices may be waived.  Notices need not include any statement of the purposes of the meeting.

3.5     Unanimous Action; Telephonic and Other Participation.  When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified.  Unless prohibited by these Bylaws or the Certificate of Incorporation, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment to the full extent and with the same effect as authorized and permitted by the laws of the State of Delaware.

3.6     Quorum.  At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.7     Action by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

3.8     Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.9     Removal.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose.

3.10   Chairman of the Board.  The Board may elect a Chairman of the Board.  The Chairman of the Board of Directors, if one is elected, (i) shall not be deemed an officer of the Corporation, (ii) may preside, or may direct that the President preside, at all meetings of the stockholders and at all meetings of the Board of Directors and (iii) shall exercise and perform such other powers as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws.  If the Board of Directors shall elect a person to be the Chairman of the Board and shall designate such person the President of the Corporation, the Chairman of the Board shall supervise and direct the operations of the business of the Corporation in accordance with the policies determined by the Board of Directors.

ARTICLE 4
COMMITTEES

4.1     Designation.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  The designation of a committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.  No member of any committee shall continue to be a member thereof after ceasing to be a director of the Corporation.  The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

4.2     Powers.  Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

4.3     Procedures.  The chairman of each committee shall preside at all committee meetings of such committee, and in the absence of the chairman of the committee appointed by the Board of Directors or if no chairman has been appointed by the Board of Directors, the committee members present at such meeting shall appoint a chairman for such meeting from among the members of the committee that are present at such meeting.  The committee members shall appoint a secretary who may, but need not, be a member of the committee who shall keep a record of its acts and proceedings and report the same to the Board of Directors when required.

4.4     Meetings.  Regular meetings of a committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee.  Special meetings of a committee shall be called at the request of the President or of any member of the committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting.  A waiver of notice of a meeting, signed by the person or persons entitled to such notice, whether before or after the event stated therein, shall be deemed equivalent to the giving of such notice.

4.5     Notice; Quorum.  Attendance of any member of a committee at a meeting shall constitute a waiver of notice of the meeting.  A majority of a committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.  Members of a committee may hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

4.6     Consent.  Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all members of the committee entitled to vote with respect to the subject matter thereof.  The consent shall have the same effect as a unanimous vote of the committee.

4.7     Compensation.  The Board of Directors may vote to pay the members of any committee a reasonable fee as compensation for attendance at meetings of the committee.

ARTICLE 5
OFFICERS

5.1     Number; Election.  The Board of Directors shall elect a President and a Secretary, and may elect one or more Vice Presidents, a Treasurer, one or more assistant secretaries and assistant treasurers, and such other officers as the Board of Directors shall deem appropriate.  The officers need not be directors.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2     Term of Office.  Officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death, disqualification, resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these Bylaws.

5.3     Compensation.  Officers shall receive such compensation as may from time to time be determined by the Board of Directors; provided, however, that no officer shall also receive compensation by reason of such officer also being a director.  Agents and employees shall receive such compensation as may from time to time be determined by the Board of Directors.

5.4     President.  The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation.  In the absence of the Chairman of the Board (if one is elected), the President shall preside at all meetings of the Board of Directors and of the stockholders.  He may also preside at any such meeting attended by the Chairman if he is so designated by the Chairman.  He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors.  The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the corporation.  He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.  He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of the chief executive officer and such other duties as may be prescribed by the stockholders, or Board of Directors from time to time.

5.5     Vice President.  In the absence of the President or in the event of his inability or refusal to act, a Vice President, if one is elected, (or in the event there be more than one Vice President, the Vice Presidents in order designated by the directors, or in the absence of any designation, then in order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

5.6     Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for the purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  The Secretary shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested to by his signature or by the signature of such Assistant Secretary; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes.  The Secretary shall sign with the President, or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors and shall have general charge of the stock transfer books of the Corporation.  The Secretary shall perform such other duties and have such other powers as the President or Board of Directors may from time to time prescribe.

5.7     Treasurer.  The Treasurer, if one is elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

ARTICLE 6
NOTICES

6.1     Methods of Giving Notice.  Whenever, under the provisions of applicable statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice may be given in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone.  If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, in the case of a director or member of a committee, to such a persons at his business address.  Notice to directors and stockholders may also be given by facsimile telecommunication.  Notice may also be given to any director, member of any committee or stockholder by a form of electronic transmission as that term is defined in Section 232 of the Delaware General Corporation Law.

6.2     Written Waiver.  Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, in each case either before or after the time stated therein, shall be deemed equivalent to the required notice.

ARTICLE 7
INDEMNIFICATION

7.1     Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Article 7 Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, (i) is or was a director or officer of the Corporation or a subsidiary of the Corporation, or (ii) is or was serving at the request of the Corporation or a subsidiary of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a “proceeding”), in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Article 7, against all expenses (including attorneys’ fees), judgments, fines, liability, loss suffered and amounts paid in settlement actually and reasonably incurred by such Article 7 Person in connection therewith.  Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the above, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify an Article 7 Person in connection with a proceeding (or part thereof) commenced by such Article 7 Person only if the commencement of such proceeding (or part thereof) by the Article 7 Person was authorized by the Board of Directors of the Corporation, provided, however, that this prohibition shall not apply to indemnification or reimbursement limited to and arising out of any counter-claim, cross-claim or third-party claim brought against the Article 7 Person in any proceeding.

7.2     Advances of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Article 7 Person in defending any threatened, pending or completed proceeding, and such advances shall be made within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether in advance of or after final disposition of any proceeding, provided, however, that, to the extent required by law, any payment of expenses in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking by the Article 7 Person to repay all amounts advanced if it should be ultimately determined that the Article 7 Person is not entitled to be indemnified under this Article 7 or otherwise.  Notwithstanding the above, except as otherwise provided in Section 7.3, the Corporation shall be required to advance expenses to an Article 7 Person in connection with a proceeding (or part thereof) commenced by such Article 7 Person only if the commencement of such proceeding (or part thereof) by the Article 7 Person was authorized by the Board of Directors of the Corporation, provided, however, that this prohibition shall not apply to advancement of expenses limited to and arising out of any counter-claim, cross-claim or third-party claim brought against the Article 7 Person in any proceeding.

7.3     Claims.  If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within thirty days after a written claim therefor by the Article 7 Person has been received by the Corporation, the Article 7 Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Article 7 Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.4     Nonexclusivity of Rights.  Each right conferred on any Article 7 Person by this Article 7 shall be a contract right, but shall not be exclusive of any other rights which such Article 7 Person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation of the Corporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.5     Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Article 7 Person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Article 7 Person may collect as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

7.6     Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed and even if such proceeding is not commenced or completed until after such repeal or modification) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

7.7     Other Indemnification and Advancement of Expenses.  This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Article 7 Persons when and as authorized by appropriate corporate action.

ARTICLE 8
CAPITAL STOCK

8.1     Issuance of Stock.  The Board of Directors may authorize the issuance of the capital stock of the Corporation at such times, for such consideration, and on such terms and conditions as the Board may deem advisable, subject to any restrictions and provisions of law, the Certificate of Incorporation, as amended and restated from time to time, or any other provisions of these Bylaws.  Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

8.2     Certificates for Shares.

(a)     The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.  Any or all of the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The certificates shall otherwise be in such form as may be determined by the Board of Directors, shall be issued in numerical order, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

(b)     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(c)     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.3     Replacement Certificates.  Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated.  The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order or approval of a court.

8.4     Transfer of Shares.  The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender, in the case of certificated shares, of the certificates therefor properly endorsed for transfer, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

8.5     Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

8.6     Registered Stockholders.  The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Delaware.

ARTICLE 9
DIVIDENDS

9.1     Declaration.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.2     Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10
BOOKS AND RECORDS

The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation’s business and affairs and such stock ledgers and lists of stockholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware or other states or jurisdictions empowered to impose such requirements.

ARTICLE 11
FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 12
SEAL AND OTHER MATTERS

12.1     Seal.  The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

12.2     Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

12.3     Evidence of Authority.  A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, directors, any committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

12.4     Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

12.5     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE 13
AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal of or adoption of new Bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.